UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 30, 2006
PICO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

California	10-18786	94-2723335

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

875 Prospect Street, Suite 301, La Jolla, California	92037

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
(858) 456-6022
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business Operations
Item 1.01 Entry into a Material Definitive Agreement
     On March 30, 2006 HyperFeed Technologies, Inc (“HyperFeed”) issued a Secured Convertible Promissory Note to PICO Holdings, Inc. (“PICO”) in the amount of $10,000,000 at an interest rate of the prime rate plus 2.75% per annum compounded monthly. HyperFeed had previously borrowed $4,160,000 from PICO in a Promissory Note dated March 15, 2006. The principal and accrued and unpaid interest under said March 15, 2006 Promissory Note is included in the March 30, 2006 Secured Convertible Promissory Note, and the March 15, 2006 Promissory Note has been cancelled.
     The March 30, 2006 Secured Convertible Promissory Note may be drawn upon from time to time by HyperFeed. PICO has the right at any time to convert the outstanding principal and the accrued and unpaid interest into common stock of HyperFeed at a conversion price equal to the lesser of 80% of the five-day moving average price per share on the date of PICO’s election to convert or 80% of $1.05. The principal and accrued and unpaid interest are payable to PICO on the date prior to the second anniversary of the March 30, 2006 Secured Convertible Promissory Note.
     The Warrant accompanying the March 30, 2006 Secured Promissory Note gives PICO the right for three years to purchase 125,000 common shares of HyperFeed at a price of $1.05 per share.
     PICO owns 80.1% of HyperFeed’s common stock.
Section 9 Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PICO HOLDINGS, INC.

Date: March 31, 2006	By:	/s/ Maxim C. W. Webb
Maxim C. W. Webb
Chief Financial Officer and Treasurer

EXHIBITS INDEX

Exhibit Number	Description
10.9	Secured Convertible Promissory Note dated March 30, 2006 and accompanying Warrant.

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